SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the 28th day of October, 2003.

AMONG:

THE UNDERSIGNED SHAREHOLDERS OF
BULLDOG TECHNOLOGIES, INC., A
BRITISH COLUMBIA COMPANY

(the "Selling Shareholders")

OF THE FIRST PART

AND:

BULLDOG TECHNOLOGIES INC.,
a British Columbia Company

(“Bulldog BC")

OF THE SECOND PART

AND:

NORTHWARD VENTURES, INC.,
a Nevada corporation

(“Northward")

OF THE THIRD PART

WHEREAS:
A.	The Selling Shareholders own all of the issued and outstanding common shares of Bulldog BC;
B.	Northward desires to purchase all of the issued and outstanding common shares of Bulldog BC;
C.
The Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Bulldog BC to Northward in exchange for shares of Northward common stock on the terms and conditions set forth herein;

D.	John Cockburn is a director, officer and the principal shareholder of Bulldog BC;
E.	Northward is the sole shareholder of Bulldog Acquisition Corp., a Nevada corporation (“Northward Sub”); and
F.	Northward has entered into a merger agreement with Northward Sub, Bulldog Technologies, Inc., a Nevada corporation (“Bulldog Nevada”) and John Cockburn dated the 28th of October, 2003.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and of the sum of $10.00 paid by Northward to each of the Selling Shareholders and to Bulldog BC, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

ARTICLE 1.
DEFINITIONS

1.1 Definitions. The following terms have the respective meanings specified in this Article, unless the context indicates otherwise:
(a)	"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement;
(b)	"Antares" means Antares Investments Ltd., a Turks and Caicos corporation;
(c)
"Antares Loans" means the loans by Antares to Bulldog BC, initially by loan agreement dated August 28, 2003, as secured by a general security agreement granted by Bulldog BC in favour of Antares and a guarantee by Bulldog Nevada;

(d)	"Bulldog BC Shares" means the 710,000 common shares of Bulldog BC held by the Selling Shareholders, being all of the issued and outstanding common shares of Bulldog BC;
(e)
"Closing" shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(f)	"Closing Date" shall mean November 7, 2003, or such other date as agreed to in writing by the parties on which the Closing occurs;
(g)	"Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;
(h)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;
(i)	"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;
(j)	“Merger” means the merger of Northward Sub with Bulldog Nevada in accordance with the Merger Agreement;
(k)
"Merger Agreement" means the agreement and plan of merger dated the 28th day of October, 2003 between Northward, Northward Sub, Bulldog Nevada and the Principal Shareholder, a copy of which is attached hereto as Appendix A;

(l)	"Northward Shares" means those 710,000 fully paid and non-assessable shares of Northward common stock to be issued to the Selling Shareholders by Northward on the Closing Date;
(m)	“Principal Shareholder” means John Cockburn;
(n)	"SEC" shall mean the Securities and Exchange Commission;
(o)	"Securities Act" shall mean the United States Securities Act of 1933, as amended;
(p)
"Taxes" shall include federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(q)	"Transaction" shall mean the purchase of the Bulldog BC Shares by Northward from the Selling Shareholders in consideration for the issuance of the Northward Shares.

     1.2 Schedules. The following schedules are attached to and form part of this Agreement:

Disclosure Schedule 2.3 – Private Placement Term Sheet
Disclosure Schedule 3.3 – Capitalization of Bulldog BC
Disclosure Schedule 3.4 – Title to Bulldog BC Stock
Disclosure Schedule 3.7 – Actions and Proceedings
Disclosure Schedule 3.10 – Financial Statements
Disclosure Schedule 3.11 – Absence of Undisclosed Liabilities
Disclosure Schedule 3.13 – Absence of Undisclosed Changes
Disclosure Schedule 3.16 – Employees and Consultants
Disclosure Schedule 3.17 – Intellectual Property
Disclosure Schedule 3.18 – Real Property
Disclosure Schedule 3.19 – Material Contracts
Disclosure Schedule 5.3 – Capitalization of Northward

     1.3 Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

ARTICLE 2.
PURCHASE AND SALE OF SHARES

     2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Northward, and Northward hereby covenants and agrees to purchase from the Selling Shareholders all of Bulldog BC Shares held by the Selling Shareholders.

     2.2 Consideration. As consideration for the sale of Bulldog BC Shares by the Selling Shareholders, Northward shall allot and issue the Northward Shares to the Selling Shareholders on the basis of one Northward Share, after completion of the Stock Split contemplated by Section 7.12 of this Agreement, for each Bulldog BC share held by each Selling Shareholder. The Northward Shares shall be issued to the Selling Shareholders in accordance to the number of the Bulldog BC Shares transferred by each Selling Shareholder to Northward on closing. The Selling Shareholders acknowledge and agree that the Northward Shares are being issued pursuant to the safe harbour from the prospectus and registration requirements of Securities Act provided by Regulation S of the Securities Act. The Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All shares certificates representing the Northward Shares will be endorsed with the following legend pursuant to the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION

S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

     2.3 Financing. The Closing will be subject to Northward completing a private placement financing on the terms and conditions described in the private placement term sheet attached hereto as Schedule 2.3 (the “Northward Private Placement”). The net proceeds of the Northward Private Placement will be not less than $520,000, less any amounts advanced by Antares to Bulldog BC pursuant to the Antares Loans. Northward will complete the Northward Private Placement on or before the Closing Date. The Northward Private Placement may complete prior to or contemporaneously with the Closing and it may be a condition of the Northward Private Placement that the Closing will occur contemporaneously with the closing of the Northward Private Placement

     2.4 Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF BULLDOG BC AND
THE PRINCIPAL SHAREHOLDER

Bulldog BC and the Principal Shareholder each jointly and severally represent and warrant to Northward and acknowledge that Northward is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Northward, as follows:

     3.1 Organization and Good Standing. Bulldog BC is a corporation duly organized, validly existing and in good standing with respect to the filing of annual returns with the British Columbia Registrar of Companies and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Bulldog BC is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Bulldog BC taken as a whole.

     3.2 Authority. Bulldog BC has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Bulldog BC Transaction Documents”) to be signed by Bulldog BC and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the Bulldog BC Transaction Documents by Bulldog BC and the consummation of the transactions contemplated thereby have been duly authorized by its Board of Directors. No other corporate or shareholder proceedings on the part of Bulldog BC are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and the other Bulldog BC Transaction Documents when executed and delivered by Bulldog BC as contemplated by this Agreement will be, duly executed and delivered by Bulldog BC and this Agreement is, and the other Bulldog BC Transaction Documents when executed and delivered by Bulldog BC as contemplated hereby will be, the valid and binding obligation of Bulldog BC enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) as limited by public policy.

     3.3 Capitalization of Bulldog BC. The entire authorized capital stock and other equity securities of Bulldog BC (the “Bulldog BC Stock”) consists of 5,000,000 common shares, without par value, of which 710,000 common shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Bulldog BC Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable and are not subject to pre-emptive rights and were issued in material compliance with all federal, state and local laws, rules and regulations. Except as set forth on Disclosure Schedule 3.3, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Bulldog BC to issue any additional shares of Bulldog BC Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Bulldog BC any shares of Bulldog BC Stock. Except as set forth on Disclosure Schedule 3.3, there are no agreements purporting to restrict the transfer of the Bulldog BC Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Bulldog BC Stock.

     3.4 Title to Bulldog BC Stock. Disclosure Schedule 3.4 contains a true and complete list of the holders of all issued and outstanding shares of Bulldog BC Stock (the “Bulldog BC Stockholders”) including each holder’s name, address, number of shares held and date of issuance.

     3.5 No Subsidiaries. Bulldog BC does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of Northward.

     3.6 Non-contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(1)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Bulldog BC under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bulldog BC, or any of its property or assets;

(2)	violate any provision of the memorandum or articles of Bulldog BC; or
(3)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Bulldog BC or any of its property or assets.

     3.7 Actions and Proceedings. Other than as disclosed in Disclosure Schedule 3.7, there are no claims, charges, arbitrations, grievances, actions, suits, investigations or proceedings by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Bulldog BC or the Principal Shareholder, threatened against Bulldog BC or which involves any of the business, or the properties or assets of Bulldog BC that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Bulldog BC taken as a whole (a “Bulldog BC Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Bulldog BC Material Adverse Effect. Disclosure Schedule 3.7 lists all pending legal claims or proceedings, whether or not such claim or proceeding would result in a Bulldog BC Material Adverse Effect.

3.8 Compliance.

(a)
Bulldog BC is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation by it of, any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Bulldog BC;

(b)	Bulldog BC is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Bulldog BC Material Adverse Effect;
(c)
Bulldog BC has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Bulldog BC, threatened, and none of them will be adversely affected by the consummation of the transactions contemplated hereby; and

(d)
Bulldog BC has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Bulldog BC has not received any notice of any violation thereof, nor is Bulldog BC aware of any valid basis therefore.

     3.9 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Bulldog BC of the transactions contemplated by this Agreement or to enable Northward to continue to conduct Bulldog BC’s business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

     3.10 Financial Representations. Attached to this Agreement as Disclosure Schedule 3.10 are true, correct, and complete copies of audited balance sheets for Bulldog BC dated as of August 31, 2003 and August 31, 2002, together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal years then ended (collectively, the “Financial Statements”). The Financial Statements (a) are in accordance with the books and records of Bulldog BC, (b) present fairly the financial condition of Bulldog BC as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Bulldog BC has not received any advice or notification from its independent accountants that Bulldog BC has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records of Bulldog BC, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Bulldog BC accurately and fairly reflect, in reasonable detail, the transactions, assets, and liabilities of Bulldog BC. Bulldog BC has not engaged in any transaction, maintained any bank account, or used any funds of Bulldog BC, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Bulldog BC.

     3.11 Absence of Undisclosed Liabilities. Except as set forth in Disclosure Schedule 3.11, Bulldog BC has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Financial Statements or have not heretofore been paid or discharged;
(b)
did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed (or are not required to be disclosed in accordance with GAAP); or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Financial Statements.

     For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

     3.12 Tax Matters.

(a)
As of the date hereof, (i) Bulldog BC has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to it; and (ii) all such returns are true and correct in all material respects.

(b)
Bulldog BC has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheet for those Taxes not yet due and payable, except for any Taxes the nonpayment of which will not have a Bulldog BC Material Adverse Effect.

(c)
Bulldog BC is not presently under, nor has Bulldog BC received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)	Bulldog BC is not a party to any tax-sharing agreements or similar contracts or arrangements.

     3.13 Absence of Changes. Except as set forth in Disclosure Schedule 3.13, since August 31, 2003, Bulldog BC has not, other than in connection with the Antares Loans:

(a)
incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)
sold, encumbered, assigned or transferred any fixed assets or properties which would have been included in the assets of Bulldog BC if the closing had been held on August 31, 2003 or on any date since then, except for ordinary course of business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the assets or properties of Bulldog BC to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;
(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)
other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

(k)	changed any of the accounting principles followed or the methods of applying such principles;
(l)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(m)	agreed, whether in writing or orally, to do any of the foregoing.

     3.14 Personal Property. Bulldog BC possesses all property and items necessary for the continued operation of the business of Bulldog BC as presently conducted and as represented to Northward. All of such items are in good operating condition (normal wear and tear excepted), and are reasonably fit for the purposes for which such item is presently used. Except for a general security interest granted to Antares, all material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Bulldog BC are owned by Bulldog BC free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

     3.15 Insurance. The assets, properties and operations of Bulldog BC are insured under various policies of general liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Bulldog BC or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

     3.16 Employees and Consultants. Disclosure Schedule 3.16 lists the name, address, date of hire, title or position, compensation and benefits of each employee or consultant of Bulldog BC. All employees and consultants have been paid all salaries, wages, income and any other sum due and owing to them by Bulldog BC as at the end of the most recent completed pay period. Bulldog BC is not aware of any labour conflict with any of Bulldog BC employees that might reasonably be expected to have a Bulldog BC Material Adverse Effect. Bulldog BC has not entered into any written contracts of employment or consulting agreements other than as listed on Disclosure Schedule 3.16. All amounts required to be withheld by Bulldog BC from employees salaries or wages and paid to any governmental or taxing authority have been so withheld and paid. No employee of Bulldog BC is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Bulldog BC or any other nature of the business conducted or to be conducted by Bulldog BC.

3.17 Intellectual Property
(a)
Intellectual Property Assets. Bulldog BC owns all intellectual property assets necessary for the operation of the business of Bulldog BC as it is currently conducted ( “Intellectual Property Assets”), including:

(1)
the names Bulldog Technologies, B.O.S.S., B.O.S.S. Trac, Yard B.O.S.S., Truck B.O.S.S., all functional business names, trading names, registered and unregistered trademarks, service marks, and applications collectively, “Marks”);

	(2)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, “Patents”);
	(3)	all copyrights in both published works and unpublished works (collectively, “Copyrights”);
(4)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Bulldog BC as licensee or licensor (collectively, “Trade Secrets”).

(b)
Agreements. Disclosure Schedule 3.17 contains a complete and accurate list and summary description, including any royalties paid or received by Bulldog BC, of all contracts and agreements relating to the Intellectual Property Assets to which Bulldog BC is a party or by which Bulldog BC is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Bulldog BC is the licensee. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)
Intellectual Property and Know-How Necessary for the Business. Except as set forth in Disclosure Schedule 3.17, Bulldog BC is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Disclosure Schedule 3.17, all former and current employees and contractors of Bulldog BC have executed written contracts, agreements or other undertakings with Bulldog BC that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Bulldog BC. No employee, director, officer or shareholder of any of Bulldog BC owns directly or indirectly in whole or in part, any Intellectual Property Asset which Bulldog BC is presently using or which is necessary for the conduct of its business. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, no employee or contractor of Bulldog BC has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Bulldog BC.

(d)	Patents. Disclosure Schedule 3.17 contains a complete and accurate list and summary description of all Patents. Except as set forth in Disclosure Schedule 3.17, Bulldog BC is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling, due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, there is no potentially interfering patent or patent application of any third party. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, no Patent is infringed or has been challenged or threatened in any way. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by Bulldog BC infringes or is alleged to infringe any patent or other proprietary night of any other person or entity. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)
Trademarks. Disclosure Schedule 3.17 contains a complete and accurate list and summary description of all Marks and the jurisdiction where the Mark is registered, if applicable. Bulldog BC is the owner of all night, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges. encumbrances, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office or any other country's trademark registration office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with the respect to any of the Marks. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, there is no potentially interfering trademark or trademark application of any third party. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, no Mark is infringed or has been challenged or threatened in any way. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, none of the Marks used by Bulldog BC infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal or other registration notice where permitted by law.

(f)
Copyrights. Disclosure Schedule 3.17 contains a complete and accurate list and summary description of all Copyrights. Bulldog BC is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the best of Bulldog BC’s and the Principal Shareholder’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe in any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets. Bulldog BC has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Bulldog BC has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best of Bulldog BC’s and the Principal Shareholder’s knowledge, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Bulldog BC. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.18 Real Property. Bulldog BC does not own any real property. Disclosure Schedule 3.18 lists all leases, subleases or other real property interests (collectively, “Leases”) to which Bulldog BC is a party or bound. Each of the Leases is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Bulldog BC pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Bulldog BC has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto. Bulldog BC has delivered a true and complete copy of each of the Leases to Northward.

     3.19 Material Contracts and Transactions. Disclosure Schedule 3.19 contains a list of all material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Bulldog BC is a party (collectively, the “Contracts”).

(a)	Except as listed on Disclosure Schedule 3.19, Bulldog BC is not a party to any written or oral:
	(1)	agreement for the purchase, sale or lease of any capital assets, or continuing contracts for the purchase or lease of any materials, supplies, equipment, real property or services;
	(2)	agreement regarding, sales agency, distributorship, or the payment of commissions;
	(3)	agreement for the employment or consultancy of any person or entity;
(4)
note, debenture, bond, trust agreement, letter of credit agreement loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

	(5)	agreement, contract, or commitment for any charitable or political contribution;
(6)
agreement, contract, or commitment limiting or restraining Bulldog BC, their business or any successor thereto from engaging or competing in any manner or in any business or from hiring any employees, nor is any employee of Bulldog BC subject to any such agreement, contract, or commitment;

	(7)	material agreement, contract, or commitment not made in the ordinary course of business;
	(8)	agreement establishing or providing for any joint venture, partnership, or similar arrangement with any other person or entity;
	(9)	agreement, contract or understanding containing a “change in control,” or similar provision; or
	(10)	power of attorney or similar authority to act.
(b)
Each Contract is in full force and effect, and there exists no material breach or violation of or default by Bulldog BC under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Bulldog BC. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. Except as listed on Disclosure

Schedule 3.19, there exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract. A true, correct and complete copy (and if oral, a description of material terms) of each Contract, as amended to date, has been furnished to Northward.

     3.20 Certain Transactions. Bulldog BC is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever. Bulldog BC is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.21 No Brokers. Bulldog BC has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement for which Northward would be responsible.

     3.22 Minute Books. The minute books of Bulldog BC provided to Northward contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

     3.23 Completeness of Disclosure. No representation or warranty by Bulldog BC in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Northward pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE 4.
COVENANTS, REPRESENTATIONS AND WARRANTIES
OF THE SELLING SHAREHOLDERS

Each Selling Shareholder severally covenants with and represents and warrants to Northward as follows, and acknowledges that Northward is relying upon such covenants, representations and warranties in connection with the purchase by Northward of the Bulldog BC Shares:

     4.1 The Bulldog BC Shares owned by the Selling Shareholder are owned by them as the recorded owners with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever and the Selling Shareholders have all necessary power and authority to deal with Bulldog BC shares in accordance with this Agreement.

     4.2 No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Selling Shareholder of any of Bulldog BC Shares held by the Selling Shareholder.

     4.3 This Agreement has been duly authorized, validly executed and delivered by the Selling Shareholder.

     4.4 The Selling Shareholder represents and warrants to Northward that the Selling Shareholder is not a “U.S. Person” as defined by Regulation S of the Securities Act and will not be acquiring the Northward Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Act to be any person who is:
(a)	any natural person resident in the United States;
(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;
(d)	any trust of which any trustee is a U.S. person;
(e)	any agency or branch of a foreign entity located in the United States;
(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
(g)	any partnership or corporation if:
(i) organized or incorporated under the laws of any foreign jurisdiction; and
(ii)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

      4.5 The Selling Shareholder acknowledges that the Selling Shareholder was not in the United States at the time this Agreement was executed.

      4.6 The Selling Shareholder acknowledges that the Northward Shares will be “restricted securities” within the meaning of the Securities Act and will be issued to the Selling Shareholder in accordance with Regulation S of the Securities Act. The Selling Shareholder further acknowledges that Northward has not agreed to register the resale of the Northward Shares under the Securities Act.

      4.7 The Selling Shareholder agrees not to engage in hedging transactions with regard to the Northward Shares unless in compliance with the Securities Act.

      4.8 The Selling Shareholder and Northward agree that Northward will refuse to register any transfer of the Northward Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act or, pursuant to an available exemption from registration.

      4.9 The Selling Shareholder agrees to resell the Northward Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

     4.10 The Selling Shareholder has reviewed the representations and warranties of Bulldog BC and the Principal Shareholder set forth in Article 3 of this Agreement and the Selling Shareholder is not aware of the untruth or inaccuracy of any of the representations and warranties of Bulldog BC and the Principal Shareholder set forth in Article 3.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF
NORTHWARD

     Northward represents and warrants to Bulldog BC and the Selling Shareholders, and acknowledges that Bulldog BC and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Bulldog BC, as follows:

     5.1 Organization and Good Standing. Northward is duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and to carry on its respective businesses as now being conducted. Northward is duly qualified to do business and is in good standing as foreign corporations in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Northward .

     5.2 Authority. Northward has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Northward Transaction Documents”) to be signed by Northward and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents by Northward and the consummation by Northward of the transactions contemplated thereby have been duly authorized by its Board of Directors and no other corporate or shareholder proceedings on the part of Northward are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and the other Northward Transaction Documents when executed and delivered by Northward as contemplated by this Agreement will be, duly executed and delivered by Northward and this Agreement is, and the other Northward Transaction Documents when executed and delivered by Northward, as contemplated hereby will be, the valid and binding obligation of Northward enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) as limited by public policy.

5.3 Capitalization of Northward. The entire authorized capital stock and other equity securities of Northward (“Northward Stock”) consists of 100,000,000 shares of common stock, par value $0.0001 (“Northward Common Stock”) and 10,000,000 shares of Preferred Stock, no par value (“Northward Preferred Stock”). As of the date of this Agreement and before effecting the stock split contemplated by Section 7.12 hereof, there are 4,210,000 shares of Northward common stock issued and outstanding. There are no shares of Northward Preferred Stock issued and outstanding and there will be no shares of Northward Preferred Stock issued or outstanding as of the Closing Date. All of the issued and outstanding shares of Northward Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth on Disclosure Schedule 5.3, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Northward to issue any additional shares of Northward Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Northward any shares of Northward Stock. Except as set forth on Disclosure Schedule 5.3, there are no agreements purporting to restrict the transfer of the Northward Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Northward Stock.

5.4 Validity of Northward Common Stock Issuable in the Transaction. The shares of Northward Common Stock to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with Section 2.2 of this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

     5.5 Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Northward, threatened against Northward which involves any of the business, or the properties or assets of Northward that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Northward taken as a whole. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a material adverse effect.

     5.6 SEC Filings. Northward has furnished or made available to Bulldog BC and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Northward with the SEC since the inception of Northward (as such documents have since the time of their filing been amended, the "Northward SEC Documents"). Northward has timely filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act. As of their respective dates, Northward SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Northward SEC Documents, and none of Northward SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7 Financial Representations. Included with the Northward SEC Documents are true, correct, and complete copies of audited balance sheets for Northward dated as of August 31, 2003 and August 31, 2002, together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal years then ended (the “Northward Financial Statements”). The Northward Financial Statements (a) are in accordance with the books and records of Northward, (b) present fairly the financial condition of Northward as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Northward has not received any advice or notification from its independent certified public accountants that Northward has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Northward Financial Statements or the books and records of Northward, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Northward accurately and fairly reflect, in reasonable detail, the transactions, assets, and liabilities of Northward. Northward has not engaged in any transaction, maintained any bank account, or used any funds of Northward, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Northward.

     5.8 Absence of Undisclosed Liabilities. Northward has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)
are not set forth in the Northward Financial Statements (which only includes accounts payable incurred in the ordinary course of business not to exceed $10,000) or have not heretofore been paid or discharged;

(b)
did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed (or are not required to be disclosed in accordance with GAAP); or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Northward Financial Statements.

     For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

     5.9 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Northward SEC Documents, there has not been (a) a material adverse effect to the business, operations or financial conditions of Northward, or (b) any significant change by Northward in its accounting methods, principles or practices.

     5.10 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Northward of the transactions contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

     5.11 Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Northward, except as disclosed in the Northward SEC Documents.

     5.12 Employees and Consultants. Northward does not have any employees or consultants, except as disclosed in the Northward SEC Documents.

     5.13 Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Northward is a party except as disclosed in the Northward SEC Documents.

     5.14 No Brokers. Northward has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement for which Bulldog BC would be responsible.

     5.15 Minute Books. The minute books of Northward provided to Bulldog BC contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

     5.16 Completeness of Disclosure. No representation or warranty by Northward in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Bulldog BC pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE 6.
CLOSING CONDITIONS

     6.1 Conditions Precedent to Closing by Northward. The obligation of Northward to consummate the Transaction is subject to the satisfaction of the conditions set forth below, unless any such condition is waived Northward at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the sole benefit of Northward and may be waived by Northward in its discretion.

(a)
Representations and Warranties. The representations and warranties of Bulldog BC set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Bulldog BC will have delivered to Northward a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Bulldog BC in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Bulldog BC is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)	Transaction Documents. This Agreement and all other Bulldog BC Transaction Documents, will have been executed and delivered to Northward.

(d)
Secretary's Certificate – Bulldog BC. Northward will have received a certificate of the Secretary of Bulldog BC attaching (i) a copy of Bulldog BC's memorandum and articles, as amended through the Closing Date certified by the British Columbia Registrar of Companies; (ii) certified copies of resolutions duly adopted by the Board of Directors of Bulldog BC and the Bulldog BC Stockholders approving the execution and delivery of this Agreement and the other transaction documents and the consummation of the Transaction and the other transactions contemplated hereby and thereby; and (iii) a certificate as to the incumbency and signatures of the officers of Bulldog BC executing this Agreement and the Bulldog BC Transaction Documents executed on the Closing Date as contemplated by this Agreement.

(e)
Opinion of Bulldog BC's Counsel. Bulldog BC will furnish Northward with an opinion, dated as of the Closing Date, of Clark Wilson, Barristers and Solicitors, counsel for Bulldog BC, and such other local or special counsel as is appropriate, all of which opinions will be in form and substance reasonably satisfactory to Northward and its counsel.

(f)
Employment Agreements. Bulldog BC will have entered into employment agreements or consulting agreements with certain key executives and other personnel determined by Northward on terms agreeable to Northward, Bulldog BC, and the applicable key executives or other personnel.

(g)
Supplement to Disclosure Schedules. Any additional disclosures made in the supplemental Disclosure Schedules of Bulldog BC made pursuant to Section 7.4 of this Agreement will be acceptable to Northward in their sole discretion.

(h)
Third Party Consents. Bulldog BC will have received duly executed copies of all third-party consents and approvals contemplated by the Transaction Documents, in form and substance reasonably satisfactory to Northward.

(i)	No Material Adverse Change. No Bulldog BC Material Adverse Effect will have occurred since the date of this Agreement.
(j)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent the consummation of any of the transactions contemplated by this Agreement, or (ii) cause the transactions to be rescinded following consummation.

(k)	Due Diligence Review. Northward will be reasonably satisfied in all respects with their due diligence investigation and review of Bulldog BC.
(l)
Compliance with Securities Laws. Northward will have received evidence satisfactory to Northward in its discretion that the Transaction and all shares of Northward Common Stock issuable in the Transaction comply with all applicable securities laws.

     6.2 Conditions Precedent to Closing by Bulldog BC. The obligation of the Selling Shareholders to consummate the Transaction is subject to the satisfaction of the conditions set forth below, unless such condition is waived by the Selling Shareholders at the Closing. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of the Selling Shareholders and may be waived Selling Shareholders holding more than 50% of the outstanding shares of Bulldog BC in their discretion.

(a)
Representations and Warranties. The representations and warranties of Northward set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Northward will have delivered to Bulldog BC a certificate dated the Closing Date, to the effect that the representations and warranties made by Northward in this Agreement are true and correct.
(b)
Performance. All of' the covenants and obligations that Northward is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Northward must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents. This Agreement and all other Northward Transaction Documents, all in form and substance reasonably satisfactory to Bulldog BC, will have been executed and delivered by Northward, as applicable.

(d)
Secretary's Certificate - Northward. Bulldog BC will have received a certificate of the Secretary of Northward attaching (a) a copy of Northward's certificate of incorporation, as amended through the Closing Date certified by the Secretary of State of the State of Delaware; (b) a true and correct copy of Northward's bylaws, as amended; (c) certified copies of resolutions duly adopted by the Board of Directors of Northward and the sole stockholder of Northward, approving the execution and delivery of this Agreement and the other Northward Transaction Documents and the consummation of the Transaction and the other transactions contemplated hereby and thereby; and (d) a certificate as to the incumbency and signatures of the officers of Northward executing this Agreement and the Transaction Documents executed by Northward on the Closing Date as contemplated by this Agreement.

(e)
Opinion of Northward’s Counsel. Northward will furnish Bulldog BC with an opinion, dated as of the Closing Date, of O’Neill & Taylor PLLC, as Counsel for Northward, and such other local or special counsel as is appropriate, all of which opinions will be in form and substance reasonably satisfactory to Bulldog BC and its counsel.

(f)
Financing. Bulldog BC will have received confirmation from Northward that it has raised a minimum private placement amount in accordance with Section 2.3 of this Agreement through the Northward Private Placement.

(g)
Supplement to Disclosure Schedules. Any additional disclosures made in the supplemental Disclosure Schedules of Northward made pursuant to Section 7.4 of this Agreement will be acceptable to Bulldog BC in its sole discretion.

(h)
Third Party Consents. Northward will have received duly executed copies of all third-party consents and approvals contemplated by the transaction documents, in form and substance reasonably satisfactory to Bulldog BC.

(i)
No Material Adverse. No event will have occurred since the date of this Agreement that has had a material adverse effect on the business, operations, assets, properties, prospects or conditions of Northward taken as a whole.

(j)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement; or (ii) cause the transactions to be rescinded following consummation.

(k)	Merger. The Merger has been consummated in accordance with the terms and conditions of the Merger Agreement, provided that the Merger may closing concurrently with the closing of the Transaction.

(l)	Resignations. Bulldog BC will have received the undated written resignations of the directors and officers of Northward, including Michael Waggett and Suzette Lewis.
(m)
Change in Directors. Bulldog BC will have received a signed resolution appointing John Cockburn, James McMillan and Boo Jock Chong to the board of Northward and accepting the resignations of Michael Waggett and Suzette Lewis from the board of Northward.

(n)
Surrender of Stock. The current directors of Northward, namely Michael Waggett and Suzette Lewis will have surrendered all 2,000,000 shares of Northward Common Stock (pre-split) to Northward for cancellation without consideration.

(o)
Form 10-K. On or before the Closing Date, Northward will have filed with the Securities and Exchange Commission (the "SEC") a copy of its annual report on Form 10-KSB for the fiscal year ended August 31, 2003.

(p)
Deregistration. On or before the Closing Date, Northward will have filed with the SEC a post-effective amendment to its Form SB-2 filed with the SEC deregistering all securities left to be sold under the Form SB-2.

ARTICLE 7.
ADDITIONAL COVENANTS OF THE PARTIES

     7.1 Financing. Northward agrees to use its best efforts to complete the Northward Private Placement in accordance with Section 2.3.

     7.2 Access and Investigation. Between the date of this Agreement and the Closing Date, Bulldog BC, on the one hand, and Northward, on the other hand, will, and will cause each of their respective representatives to, (a) afford the other and its representatives full and free access to its personnel, properties, contracts, books and records, and other documents and data, (b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request, and (c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to cooperate with the other party and its representatives in connection with such investigations

     7.3 Confidentiality. All information regarding the business of Bulldog BC including, without limitation, financial information that Bulldog BC provides to Northward during Northward’s due diligence investigation of Bulldog BC will be kept in strict confidence by Northward and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Northward or disclosed to any third party (other than Northward’s professional accounting and legal advisors) without the prior written consent of Bulldog BC. If the transactions contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from the Bulldog BC, Northward will immediately return to Bulldog BC any information received regarding Bulldog BC’s business. Likewise, all information regarding the business of Northward including, without limitation, financial information that Northward provides to Bulldog BC during its due diligence investigation of Northward will be kept in strict confidence by Bulldog BC and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Bulldog BC or disclosed to any third party (other than Bulldog BC’s professional accounting and legal advisors) without Northward’s prior written consent. If the transactions contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from Northward, Bulldog BC will immediately return to Northward (or as directed by Northward) any information received regarding Northward’s business.

     7.4 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Disclosure Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

     7.5 Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Bulldog BC will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Northward) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Bulldog BC, or any merger, consolidation, business combination, or similar transaction.

     7.6 Conduct of Bulldog BC Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Northward otherwise consents in writing, Bulldog BC will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Northward acknowledges that Bulldog BC may incur further loans from Antares under the Antares Loans to a maximum aggregate loan amount of $85,000.

     7.7 Certain Acts Prohibited - Bulldog BC. Except as expressly contemplated by this Agreement and the Merger Agreement, between the date of this Agreement and the Closing Date, Bulldog BC will not, without the prior written consent of Northward:

(a)	amend its memorandum and articles, by-laws or other organizational documents;
(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Bulldog BC, except as disclosed in a Disclosure Schedule to this Agreement;

(c)	dispose of or contract to dispose of any Bulldog BC property or assets except in the ordinary course of business consistent with past practice;
(d)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Bulldog BC Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)
not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Bulldog BC Stock, or (ii) split, combine or reclassify any Bulldog BC Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Bulldog BC Stock; or

(f)
not materially increase benefits or compensation expenses of Bulldog BC, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a Plan or arrangement as in effect on the date of this Agreement to any such person.

     7.8 Certain Acts Prohibited - Northward. Except as expressly contemplated by this Agreement and the Merger Agreement, between the date of this Agreement and the Closing Date, Northward will not, without the prior written consent of Bulldog BC:

(a)	amend its certificate of incorporation, by-laws or other organizational documents;
(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Northward, except as disclosed in a Disclosure Schedule to this Agreement;

(c)	dispose of or contract to dispose of any Northward property or assets except in the ordinary course of business consistent with past practice;
(d)	issue or sell shares of Northward Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than in the Northward Private Placement; or
(e)
not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Northward Stock, or (ii) split, combine or reclassify any Northward Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Northward Stock

     7.9 Public Announcements. Northward and Bulldog BC each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

     7.10 Northward Board of Directors. Immediately upon the Closing, the current directors of Northward will adopt resolutions appointing a new board of directors for Northward consisting of three (3) members, consisting of John Cockburn, James McMillan and Boo Jock Chong, and will accept the resignations of Michael Waggett and Suzette Lewis. Northward will prepare and file a Schedule 14F information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Merger and the Bulldog Acquisition.

     7.11 Northward Name Change. Northward agrees that it will change its corporate name to “Bulldog Technologies Inc.”, which name change will be effected either by (i) obtaining shareholder approval for such name change, or (ii) merging the Northward Sub into Northward. If required by law, Northward agrees to use its commercially reasonably efforts to seek such shareholder approval of the name change and to recommend to its shareholders that they approve the name change. If the Merger is not consummated for any reason, Northward will not proceed with the change of its corporate name to “Bulldog Technologies Inc.”. Bulldog BC acknowledges that completion of the name change is not a condition precedent to completion of the Merger or the Transaction.

     7.12 Stock Split. Northward agrees that it will proceed with a split of the Northward Common Stock to be completed by way of a stock dividend of an additional 4.34 shares of Northward Common

Stock for each one share of Northward Common Stock currently issued and outstanding (the “Stock Split”).

ARTICLE 8.
CLOSING

     8.1 Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Northward or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may completed by the exchange of undertakings between the respective legal counsel for Bulldog BC, the Selling Shareholders and Northward, provided such undertakings are satisfactory to each party’s respective legal counsel.

     8.2 Closing Deliveries of Bulldog BC and the Selling Shareholders. At Closing, Bulldog BC and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Northward:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of Bulldog BC evidencing approval of this Agreement and the Transaction;
(b)	the certificate and attached documents required by Section 6.1(d) of this Agreement;
(c)
a certificate of an officer of Bulldog BC, dated as of Closing, certifying that (a) each covenant and obligation of Bulldog BC has been complied with, and (b) each representation, warranty and covenant of Bulldog BC is true and correct at the Closing as if made on and as of the Closing;

(d)
certificates representing all Bulldog BC Shares held by the Selling Shareholders duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all eligible security transfer taxes paid; and

(e)	the legal opinion required by Section 6.1(e) of this Agreement.
8.3 Closing Deliveries of Northward. At Closing, Northward will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Bulldog BC:
(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of Northward evidencing approval of this Agreement and the Transaction;
(b)
a certificate of an officer of Northward, dated as of Closing, certifying that (a) each covenant and obligation of Northward has been complied with, and (b) each representation, warranty and covenant of Northward is true and correct at the Closing as if made on and as of the Closing;

(c)	share certificates representing Northward Shares issued to each of the Selling Shareholders and duly endorsed with the legends contemplated by this Agreement;
(d)	evidence of the closing of the Northward Private Placement, provided that such closing may be concurrent with the Closing;
(e)	the certificate and attached documents required by Section 6.2(d) of this Agreement;
(f)	the legal opinion required by Section 6.2(e);
(g)	the resignations required by Section 6.2(l) of this Agreement;

(h)	the resolution required by Section 6.2(m) of this Agreement;
(i)	evidence of the surrender of stock as required by Section 6.2(n) of this Agreement;
(j)	the minute books and all corporate records of Northward; and
(k)	a list of all bank, trust, savings, checking or other accounts of Northward.

ARTICLE 9.
TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:
(a)	mutual agreement of Northward and Bulldog BC;
(b)
Northward, if there has been a breach by Bulldog BC or the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Bulldog BC or the Selling Shareholders that is not cured, to the reasonable satisfaction of Northward, within ten business days after notice of such breach is given by Northward (except that no cure period will be provided for a breach by Bulldog BC that by its nature cannot be cured);

(c)
Bulldog BC and the Selling Shareholders, if there has been a breach by Northward of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Northward that is not cured by the breaching party, to the reasonable satisfaction of Bulldog BC and the Selling Shareholders, within ten business days after notice of such breach is given by Bulldog BC and the Selling Shareholders (except that no cure period will be provided for a breach by Northward that by its nature cannot be cured);

(d)	Northward or Bulldog BC, if the transactions contemplated by this Agreement have not been consummated prior to November 28, 2003, unless the parties agree to extend such date; or
(e)
Northward or Bulldog BC if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the transactions contemplated by this Agreement has become final and nonappealable.

     9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations

ARTICLE 10.
INDEMNIFICATION; REMEDIES; SURVIVAL

     10.1 Certain Definitions. For the purposes of this Articles 10, the terms “Loss” and “Losses” means any and all demands, claims, actions or causes of action, assessments, losses, damages. liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Northward or Bulldog BC including damages for lost profits or lost business opportunities.

     10.2 Agreement of Bulldog BC to Indemnify. Bulldog BC and the Selling Shareholders will indemnify, defend, and hold harmless Northward, its respective officers, directors, shareholders, employees and affiliates from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Northward by reason of, resulting from, based upon or arising out of:

(a)
the breach by Bulldog BC or the Selling Shareholders of any representation or warranty of Bulldog BC or the Principal Shareholders contained in or made pursuant to this Agreement, any Bulldog Transaction Document or certificate or instrument delivered pursuant to this Agreement;

(b)
the breach or partial breach by Bulldog BC or the Selling Shareholders of any covenant or agreement of Bulldog BC made in or pursuant to this Agreement, or any Bulldog Transaction Document or other certificate or instrument delivered pursuant to this Agreement.

     10.3 Agreement of Northward to Indemnify. Northward will indemnify, defend, and hold harmless Bulldog BC and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Bulldog BC or the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by Northward of any representation or warranty of Northward contained in or made pursuant to this Agreement, any Northward Transaction Document or certificate or instrument delivered pursuant to this Agreement;

(b)
the breach or partial breach by Northward of any covenant or agreement of Northward made in or pursuant to this Agreement, or any Northward Transaction Document or other certificate or instrument delivered pursuant to this Agreement.

ARTICLE 11.
MISCELLANEOUS PROVISIONS

     11.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representation, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

     11.2 Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

     11.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

     11.4 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

     11.5 Entire Agreement. This Agreement, the exhibits, schedules attached hereto and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

     11.6 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Bulldog BC:

BULLDOG TECHNOLOGIES INC.
128 – 11180 Coppersmith Place
Richmond, BC V7A 5G8
Attention: John Cockburn
Telephone: 604-271-8656
Fax: 604-271-8654

With a copy (which will not constitute notice) to:

CLARK WILSON
Barristers and Solicitors
800 – 885 West Georgia Street
Vancouver, BC V6C 3H1
Attention: Virgil Hlus, Esq.
Telephone: 604-687-5700
Fax: 604-687-6314

If to Northward:

NORTHWARD VENTURES, INC.
Suite 2120, 1066 West Hastings Street
Vancouver, British Columbia
Attention: Michael Waggett
Facsimile: 604-____________

With a copy (which will not constitute notice) to:

Michael H. Taylor, Esq.
O’Neill & Taylor PLLC
Suite 1010, 435 Martin Street,
Blaine, WA 98230

Facsimile: (330) 332-2291

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

     11.7 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     11.8 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

     11.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

     11.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

     11.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     11.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     11.13 Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

     11.14 Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     11.15 Independent Legal Advice. Each of Bulldog BC and the Selling Shareholders acknowledges that O’Neill & Company have acted solely for Northward in the negotiation and execution of this Agreement and O’Neill & Company have advised each of Bulldog BC and the Selling Shareholders to obtain the advice of their independent legal counsel.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NORTHWARD VENTURES, INC.
a Nevada corporation by its
authorized signatory:

/s/ Michael Waggett
Signature of Authorized Signatory

MICHAEL WAGGETT
Name of Authorized Signatory

President
Position of Authorized Signatory

BULLDOG TECHNOLOGIES INC.
a British Columbia company by its a
uthorized signatory:

/s/ John M. Cockburn
Signature of Authorized Signatory

John M. Cockburn
Name of Authorized Signatory

President & CEO
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY JOHN COCKBURN in the presence of:

/s/ Heetor Wald
Signature of Witness

5769 184A St.	/s/ John Cockburn
Surrey, BC
Address of Witness	JOHN COCKBURN

ROSEG MANAGEMENT LTD.
by its authorized signatory:

___________________________
Signature of Authorized Signatory

___________________________
Name of Authorized Signatory

___________________________
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY WILLIAM DEXTER in the presence of:

/s/ Jean McClure
Signature of Witness

3390 W. 20th Avenue
Vancouver, BC V6S 1E4	/s/ William Dexter
Address of Witness
WILLIAM DEXTER

SIGNED, SEALED AND DELIVERED
BY TEX ENAMARK in the presence of:

___________________________
Signature of Witness

___________________________	___________________________
Address of Witness	TEX ENAMARK

SIGNED, SEALED AND DELIVERED
BY DEREK PHILLIMORE in the presence of:

/s/ J. Curtis (Novex Courier)
Signature of Witness

3331 Viking Way
Richmond, BC
Address of Witness	/s/ Derek Phillimore
DEREK PHILLIMORE

SIGNED, SEALED AND DELIVERED
BY CHRISTINE LAUTERBACH in the presence of:

___________________________
Signature of Witness

/s/ Christine Lauterbach
___________________________	CHRISTINE LAUTERBACH
Address of Witness

___________________________

SIGNED, SEALED AND DELIVERED
BY BARRIE BRIGGS in the presence of:

___________________________
Signature of Witness

___________________________	___________________________
Address of Witness	BARRIE BRIGGS

___________________________

SIGNED, SEALED AND DELIVERED
BY BOB BINKLEY in the presence of:

/signed/
Signature of Witness

10095 No. 5 Rd.
Richmond, BC V7A 4E4	/s/ Bob Binkley
Address of Witness	BOB BINKLEY

SIGNED, SEALED AND DELIVERED
BY WAYNE ALLEN in the presence of:

___________________________
Signature of Witness

___________________________	___________________________
Address of Witness	WAYNE ALLEN

SIGNED, SEALED AND DELIVERED
BY ROBERT J. WALDRON in the presence of:

/signed/
Signature of Witness

5608-Frigati Rd, Delta	/s/ Robert J. Waldron
BC V4K 5A7	ROBERT J. WALDRON
Address of Witness

SIGNED, SEALED AND DELIVERED
BY BRIAN BIRMINGHAM in the presence of:

___________________________
Signature of Witness

___________________________
___________________________	BRIAN BIRMINGHAM
Address of Witness

___________________________

SIGNED, SEALED AND DELIVERED
BY BILL WALLACE AND MAGGIE
WALLACE in the presence of:

/signed/	/s/ Bill Wallace
Signature of Witness	BILL WALLACE

3260 Springford Ave.
Richmond, BC V7G 1T9	/s/ Maggie Wallace
Address of Witness	MAGGIE WALLACE

SIGNED, SEALED AND DELIVERED
BY TUYEN Q. NGUYEN in the presence of:

/signed/
Signature of Witness

239L Nanaimo St.	/s/ Tuyen Q. Nguyen
Vancouver, BC V5N 5E3	TUYEN Q. NGUYEN
Address of Witness

SIGNED, SEALED AND DELIVERED
BY CYRUS NAGHSHINEH in the presence of:

___________________________
Signature of Witness

___________________________	/s/ Cyrus Naghshineh
Address of Witness	CYRUS NAGHSHINEH

___________________________

SIGNED, SEALED AND DELIVERED
BY JAN GLASS (ROSCOVICH) in the presence of:

/s/ Heetor Wald
Signature of Witness

3769 184A St.
Surrey, Bc	/s/ Jan Glass (Roscovich)
Address of Witness	JAN GLASS (ROSCOVICH)

SIGNED, SEALED AND DELIVERED
BY DAVID TAKAHASHI in the presence of:

___________________________
Signature of Witness

___________________________
___________________________	DAVID TAKAHASHI
Address of Witness

___________________________

SIGNED, SEALED AND DELIVERED
BY DR. RONA DEXTER in the presence of:

___________________________
Signature of Witness

___________________________	___________________________
Address of Witness	DR. RONA DEXTER

SIGNED, SEALED AND DELIVERED
BY JOHN W. DEXTER in the presence of:

/s/ Jean McClure
Signature of Witness

3390 West 20th Ave.
Vancouver, BC V6S 1E4	/s/ John W. Dexter
Address of Witness	JOHN W. DEXTER

SIGNED, SEALED AND DELIVERED
BY BEVERLY CARON in the presence of:

/signed/
Signature of Witness

7530 Kilrea Cr.
Burnaby, BC V5A 3N2
Address of Witness	/s/ Beverly Caron
BEVERLY CARON

DISCLOSURE SCHEDULE 2.3
TO THE SHARE PURCHASE AGREEMENT
BETWEEN THE SHAREHOLDERS OF BULLDOG TECHNOLOGIES, INC.,
BULLDOG TECHNOLOGIES INC. AND NORTHWARD VENTURES, INC.

Private Placement Term Sheet

NORTHWARD VENTURES, INC.

TERM SHEET

US$520,000 Private Placement

Issuer:	Northward Ventures, Inc. (“Northward” or the “Company”)
Offering:
Private placement (the “Private Placement”) of 520,000 units (the “Units”) at a price of US$1.00 per Unit, each Unit being comprised of one share of common stock having a US$0.001 par value (the “Shares”) and one share purchase warrant (the “Warrants”).

Offering Size:	US$520,000
Share Purchase Warrants:	Each Warrant will entitle the holder to purchase one additional Share at a price of US$1.00 for a period of two years from the Closing Date.
Exemption from Registration:	The Units will be offered pursuant to the exemption from registration provided by Rule 903 of Regulation S of the Securities Act of 1933 (the “1933 Act”).
Who May Invest:	The Offering will be limited to persons who are not “U.S. Persons”, as that term is defined in Rule 902 of Regulation S of the 1933 Act.
Registration Rights:
The Company will undertake upon demand of the investors to register the resale of the Shares and the shares of the Company’s common stock issuable upon exercise of the Warrants (the “Warrant Shares”) by filing an appropriate registration statement with the Securities and Exchange Commission (the “SEC”) (the “Registration Statement”) under the 1933 Act. The investors will be entitled to demand that the Company prepare and file the Registration Statement at any time after 120 days from the date of closing of the Private Placement until the one year anniversary of closing. The investors will pay for the cost of preparing and filing the Registration Statement and maintaining the Registration Statement effective, as such Registration Statement is being prepared and filed and is required to be maintained effective. The Registration Statement will be kept effective until such time as all Shares and Warrant Shares may be sold pursuant to Rule 144. The Company will undertake to file the Registration Statement with the SEC within thirty days of demand. In the event that the Registration Statement is not filed within 30 days of demand, then the Company will pay a penalty of 10% of the private placement proceeds to the investor for each month in which the Registration Statement is not filed, calculated pro rata on a daily basis. The Company will use its best efforts to ensure the effectiveness of the Registration Statement within 120 days of filing with the SEC.

Conditions of Closing:
The closing of the Offering will be subject to the closing of the acquisition of Bulldog Technologies Inc., a British Columbia company, and Bulldog Technologies, Inc., a Nevada corporation by Northward (the “Bulldog Acquisition Transactions”), which closings may take place contemporaneously with the closing of the Offering.

Company Covenants:	Northward will covenant as a condition of the private placement that it will not:
a)
issue more than 1,208,500 shares of its common stock in connection with employment agreements, consultant agreements, stock option plans and other stock compensation plans (“Employee Compensation Shares”) in the twelve month period following the closing;

b)
use any of the proceeds of the private placement to repay any amounts accrued to Greg Burnett and Ray Irvine pursuant to their consulting agreements, including the amounts that were outstanding in the amount of $150,000 as of August 31, 2003;

	c)	register the sale of any Employee Compensation Shares by the filing of a registration statement with the SEC during the nine month period following closing; and
d)
register the sale of more than 600,000 Employee Compensation Shares during the period from the nine month anniversary of the closing to the one year anniversary of the closing, provided that the number of Employee Compensation Shares to be sold pursuant to the registration statement on any trading day will be limited during this three month period as follows:

Maximum Daily Sales Volume = 5% x (Prior Daily Trading Volume).

Use of Proceeds:	The gross proceeds of the offering shall be used to fund the business of Bulldog Technologies.
Minimum Subscription:	None.
Public Market:	The Shares are quoted on the OTC Bulletin Board under the symbol “NWRV”.
Expenses:
The Company will pay all reasonable expenses and fees incurred in connection with the Offering, other than any costs associated with the preparation and filing of the Registration Statement and maintaining the Registration Statement effective, as such Registration Statement is being prepared and filed and is required to be maintained effective, which costs will be paid for by the investors.

Additional Conditions:
Execution and delivery of standard documentation including subscription agreements containing normal representations and warranties, covenants, and other provisions, and compliance with all applicable legal and regulatory requirements.

Closing Date:	Concurrent with the closing of the Bulldog Acquisition Transactions.